                                                                   EXHIBIT 10.23



This agreement is reached this 19th day of August, 1998 between Nutrition For Life International ("NFLI") and Kevin Trudeau and K.T. Corp (collectively "KT").

For and in exchange for the mutual agreements of the parties set forth herein, It is Agreed:

1. The parties acknowledge and agree to waive any conflict of interest arising out of the involvement of David Bradford and the law firm of Jenner & Block in facilitating and drafting this agreement.

2. NFLI and KT agree to mutually release each other from all claims up to the date of this agreement and covenant not to sue each other for any conduct up to the present date.

3. KT agrees that NFLI has terminated the distributorship of KT Corp. and the October 1997 Agreement between KT and NFLI and has severed all business and legal relations between them and KT agrees not to contest or challenge the same.

4. The parties agree that the public announcement to be made about this agreement is attached hereto as Exhibit A and that neither will make public comments that are misleading and KT will cooperate with NFLI in confirming that this separation is consistent with the attached public announcement.

5.  KT agrees that he will transfer any equity in Premier Publishing to Jules
Lieb.

6. NFLI agrees that it will buy back from KT his approximately 80,000 shares of NFLI stock at the price of $5.50 per share and his approximately 40,000 warrants at the price of $1.75 per share, said purchase to be consummated within 30 days.

7. KT agrees to honor the 9 month non-compete provisions of his October 1997 agreement.

8. KT agrees not to use any confidential information provided by NFLI to him or Distributor Services, including but not limited to distributor lists, for any purpose.

9. The parties agree to cooperate in implementing this agreement and to execute any other documents which are reasonably necessary to implement this agreement.

10. This agreement can be executed in counterparts.



Agreed:                               Agreed:
       ----------------------------          ---------------------------------
Kevin Trudeau and K.T. Corp by        Nutrition For Life International, Inc. by
Kevin Trudeau                         its Chief Executive Officer